EXHIBIT 5.1

OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)



                                September 28, 1998



US Airways, Inc.
2345 Crystal Drive
Arlington, VA  22227

      Re:    US Airways Inc. Pass Through Certificates

Ladies and Gentlemen:

                 We have acted as special counsel to US
Airways Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3
(the "Registration Statement") filed by the Company on September 28, 1998 under the Securities Act of 1933, as amended (the "Act"), relating to pass through certifi-cates ("Pass Through Certificates") to be issued by one or more trusts (each a "Trust") to be formed by the Com-pany. Such Trusts are expected to acquire certain equip-ment notes relating to aircraft either owned or leased by the Company. The Pass Through Certificates are expected to be issued and sold by the Company from time to time pursuant to Rule 415 under the Act for an aggregate ini-tial offering price not to exceed $1,000,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies. The Pass Through Certificates will be issued in one or more series under a pass through trust agreement to be entered into by the Company and State Street Bank and Trust Company (the "Trustee"), a form of which has been filed as an exhibit to the Regis-tration Statement (the "Pass Through Trust Agreement"), as the same may from time to time be supplemented (each a "Pass Through Trust Supplement"). The Pass Through Cer-tificates will be sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus with respect to the Pass Through
Certificates contained in the Registration Statement (the
"Basic Prospectus") or any supplements thereto (the "Pro-spectus Supplements").

US Airways, Inc.
September 28, 1998
Page 2

               This opinion is delivered in accordance
with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

               We express no opinion herein concerning
any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the laws of the United States of America to the extent spe-cifically referred to herein. Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the laws of the State of New York, we have relied upon the opinion of Skadden, Arps, Slate, Meagher
& Flom LLP.

               In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Registration
Statement, (ii) the Basic Prospectus, (iii) a form of the Pass Through Trust Agreement, (iv) a form of Pass Through
Trust Certificate and a specimen thereof, (v) the State-ment of Eligibility and Qualification under the Trust In-denture Act of 1939, as amended (the "1939 Act"), on Form
T-1 of the Trustee, (vi) the Amended and Restated Cer-tificate of Incorporation of the Company, as currently in effect, (vii) the By-Laws of the Company, as currently in effect, and (viii) resolutions adopted by the Board of Directors of the Company on May 19, 1998 relating to the filing of the Registration Statement. We also have exam-ined originals or copies, certified or otherwise identi-fied to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers and other representatives of the Company and others, and such other documents, certifi-cates and records as we have deemed necessary or appro-priate as a basis for the opinion set forth herein.

               In our examination, we have assumed the
legal capacity of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photo

US Airways, Inc.
September 28, 1998
Page 3

static copies and the authenticity of originals of all later documents. In making our examination of documents executed by parties other than the Company, we have as-sumed that such parties (including the Trustee) had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

                In addition, we have assumed that (i) the Registration Statements, as finally amended (including all necessary post-effective amendments) has become ef-fective and a Prospectus Supplement supplementing the Ba-sic Prospectus will have been prepared and filed with the Securities and Exchange Commission (the "Commission") de-scribing the respective Pass Through Certificates, (ii) the Pass Through Trust Agreement shall have been quali-fied under the 1939 Act, (iii) all Pass Through Certifi-cates issued will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement, the Basic Prospectus and the appropriate Prospectus Supple-ment and (iv) a definitive purchase, underwriting or similar agreement with respect to any Pass Through Cer-tificates will have been duly authorized and validly exe-cuted and delivered by the Company and the other party thereto.

                Based upon the foregoing and subject to
the limitations, qualifications, exceptions and assump-tions set forth herein, we are of the opinion that, with respect to each series of Pass Through Certificates, when
(i) the Pass Through Trust Agreement and the Pass Through
Trust Supplement relating to such series has been duly authorized and validly executed and delivered by the

US Airways, Inc.
September 28, 1998
Page 4

Company and the Trustee, (ii) the Board of Directors of the Company has taken all necessary corporate action to approve the terms of such series of Pass Through Certifi-cates and related matters, (iii) the Pass Through Cer-tificates of such series have been duly executed, authen-ticated, issued and delivered in accordance with provi-sions of the Pass Through Trust Agreement and the related
Pass Through Trust Supplement and (iv) the applicable de-finitive purchase, underwriting or similar agreement is approved by the Board of Directors of the Company is duly executed and delivered by the parties thereto and payment of the consideration provided for therein is made, such Pass Through Certificates will be valid and legally bind-ing obligations of the Trustee as trustee of the Trust.

                Our opinion set forth above is subject to the effects of bankruptcy, insolvency, fraudulent convey-ance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                We hereby consent to the filing of this
opinion with the Commission as an exhibit to the Regis-tration Statement. We also consent to the reference to our firm under the heading "Legal Opinions" in the Regis-tration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


      Very truly yours,


      /s/ Skadden, Arps, Slate, Meagher & Flom (Illinois)
      --------------------------------------------------